UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

CIL&D, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	000-33433	33-0972983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

337 North Vineyard Ave., 4th Floor

Ontario, California 91764

(Address of principal executive offices, including zip code)

(909) 483-8500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The term of the Transition Employment Agreement, as amended, between Business Staffing, Inc. (“BSI”) and James F. Verhey expired on April 30, 2014. Under the terms of the Transition Employment Agreement, Mr. Verhey provided services to CIL&D, LLC (the “Company”) as the Company’s Executive Vice President-Finance and Chief Financial Officer. Mr. Verhey also provided services to the Company’s subsidiaries. Accordingly, as provided under such Transition Employment Agreement, Mr. Verhey is no longer employed by BSI and he resigned as an officer of the Company and of Mine Reclamation, LLC, and as an officer and a member of the Board of Managers of the wholly-owned subsidiaries of the Company, Kaiser Eagle Mountain, LLC, Lake Tamarisk Development, LLC and Kaiser Recycling, LLC. His resignation from each company was effective as of the close of business April 30, 2014, and was implemented by a Separation Agreement and General Release between Mr. Verhey and each company. Under the terms of each Separation Agreement and General Release, each company reaffirmed its indemnification obligation to Mr. Verhey and other affiliated persons and it also provided for a mutual release of claims against each other, if any, except there was no release of certain possible claims such as those arising from any fraud or from a breach of the Separation Agreement and General Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIL&D, LLC
(REGISTRANT)

Date: May 1, 2014	/s/ Richard E. Stoddard
Richard E. Stoddard
Managing Liquidation Director

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